UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2024

Astria Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37467	26-3687168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street Suite 1400
Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ATXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 3, 2024, Astria Therapeutics, Inc. (the “Company”) entered into a sublease agreement (the “Sublease Agreement”) with Duck Creek Technologies LLC, a Delaware limited liability company (the “Sublandlord”), pursuant to which the Company will sublease approximately 30,110 square feet of office space located at 22 Boston Wharf Road, Boston, Massachusetts 02210 (the “Premises”). The Premises is the subject of a lease, dated as of August 7, 2017, by and between MEPT Seaport 13 Stillings LLC, a Delaware limited liability company (the “Landlord”), and the Sublandlord, as tenant (the “Lease”).

The term of the sublease of the Premises to the Company under the Sublease Agreement is scheduled to commence on the later to occur of (i) June 1, 2024 and (ii) the date that the Landlord grants its consent to the Sublease Agreement and will end on November 30, 2028 (or on such earlier date as the term may sooner cease or expire as set forth in the Sublease Agreement). If the Landlord fails to deliver its consent within 15 business days after the mutual execution and delivery of the Sublease Agreement, the Company has the right to terminate the Sublease Agreement, in accordance with the terms set forth therein.

The Company’s obligation for the payment of a fixed annual base rent for the Premises begins on September 1, 2024 and will initially be $130,476.67 per month. From September 1, 2025 through August 31, 2026, the base rent per month will be $133,086.20, from September 1, 2026 through August 31, 2027, the base rent per month will be $135,745.91, from September 1, 2027 through August 31, 2028, the base rent per month will be $138,455.81 and from September 1, 2028 through November 30, 2028, the base rent per month will be $141,240.00.

In connection with its entry into the Sublease Agreement, the Company is obligated to deposit $391,430.01 with the Sublandlord as a security deposit for the Company’s performance of its obligations under the Sublease Agreement.

The Sublandlord has the right to terminate the Sublease Agreement upon customary events of default and shall be entitled to exercise the rights and remedies reserved by the Landlord in the Lease.

The foregoing summary of the Sublease Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sublease Agreement, a copy of which the Company will file with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astria Therapeutics, INC.

Date:	January 5, 2024	By:	/s/ Ben Harshbarger
Ben Harshbarger Chief Legal Officer